EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-16665 and 333-102240 of Microsoft Corporation on Form S-8 of our report dated March 28, 2008, appearing in this Annual Report on Form 11-K of the Microsoft Corporation 2003 Employee Stock Purchase Plan for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Seattle, Washington March 28, 2008